Exhibit 23(a)

To the Trustees and Shareholders of
  B.F. Saul Real Estate Investment Trust


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                                             Arthur Andersen LLP

Washington, DC
March 11, 1999